                                 (99.3) Exhibit C to Schedule 13D
                                 Dated November 9, 1995.

                        STOCK PURCHASE AGREEMENT



                        _______________, 1995

                               TABLE OF CONTENTS


1.     PURCHASE AND SALE OF SHARES
   2
      1.1     Agreement to Purchase and Sell
   2
      1.2     Closing
   2
      1.3     Purchase Price
   2

2.     REPRESENTATIONS AND WARRANTIES OF SELLER
   3
      2.1     Organization/Good Standing
   3
      2.2     Authority
   3
      2.3     Binding Obligation of Seller
   3
      2.4     Title to the Shares
   3
      2.5     No Preemptive or Other Rights
   3
      2.6     Compliance
   3
      2.7     Subsidiaries
   4
      2.8     Brokers and Finders
   4
      2.9     Proxy Statement/Schedule 13(D)
   4
      2.10    Permits
   4
      2.11    Litigation
   5
      2.12    Accuracy of Information
   5
      2.13    Investment Intent
   5
      2.14    Reliance Upon Seller's Representations
   5
      2.15    Receipt of Information
   5
      2.16    Restricted Securities
   6
      2.17    Investment Experience
   6
      2.18    Accredited Investor
   6
      2.19    Legend on Note
   7
3.     REPRESENTATIONS AND WARRANTIES OF PURCHASER
   8
      3.1     Organization/Good Standing
   8
      3.2     Authority
   8
      3.3     Binding Obligation of Purchaser
   8
      3.4     Compliance
   8
      3.5     Subsidiaries
   9
      3.6     Brokers and Finders
   9
      3.7     Proxy Statement/Schedule 13(D)
   9
      3.8     Permits
   9
      3.9     Litigation
   9
      3.10    Accuracy of Information
   9

4.     COVENANTS OF SELLER
  10
      4.1     Negative Covenants
  10
      4.2     Compliance, Consents and Approvals
  10
      4.3     Negotiations
  10

5.     COVENANTS OF PURCHASER
  11
      5.1     Negative Covenants
  11
      5.2     Compliance, Consents and Approvals
  11

6.     CONFIDENTIALITY
  11

7.     CONDITIONS OF CLOSE WITH RESPECT TO SELLER
  11
      7.1     Representations, Warranties and Covenants of
Purchaser 11
      7.2     Obligations and Conditions of Purchaser
  12
      7.3     Consents and Approvals/Qualifications
  12
      7.4     No Violation of Orders, Etc.
  12
      7.5     Purchase Price
  12

8.     CONDITIONS OF CLOSE WITH RESPECT TO PURCHASER
  12
      8.1     Representations, Warranties and Covenants of Seller
  12
      8.2     Obligations and Conditions of Seller
  12
      8.3     Consents and Approvals/Qualifications

                                      - 2 -
  12
      8.4     Proceedings and Documents
  13
      8.5     No Violation of Orders, Etc.
  13
      8.6     Consummation of Plan of Merger
  13
      8.7     Elements of Financing
  13
      8.8     Approval of Big O ESOP
  13
      8.9     Certificate of Good Standing
  14
      8.10    Approval by Board of Directors of Company
  14
      8.11     Shareholder Approval
  14

9.     INDEMNIFICATION
  14
      9.1     Indemnification By Seller
  14
      9.2     Indemnification By Purchaser
  14
      9.3     Notice of Asserted Liability
  14
      9.4     Survival
  15

10.     MISCELLANEOUS PROVISIONS
  15
      10.1     Survival of Representations, Covenants and
Warranties 15
      10.2     Successors and Assigns
  15
      10.3     Governing Law
  15
      10.4     Counterparts
  15
      10.5     Expenses
  15
      10.6     Notices
  15
      10.7     Entire Agreement
  16
      10.8     Waivers, Amendments and Remedies
  16
      10.9     Severability
  17
      10.10     Headings/Recitals/Exhibits
  17
      10.11     Knowledge
  17
      10.12     Necessary Action
  17
      10.13     Time
  17
      10.14     Attorneys' Fees
  17
      10.15     California Corporate Securities Laws
  17

                                      - 3 -
                        STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of
__________, 1995,
between
___________________________________________________________
("Seller"),
and Big O Dealers, L.P., a California limited partnership to be formed
("Purchaser").

                              RECITALS

     A.     Seller owns and holds
________________________________________
(_______) shares of common stock (the "Shares") of the Big O
Tires, Inc., a
Nevada corporation ("Company"), par value ten cents ($.10) per share, which
Shares represent approximately ____________________ percent (_____%) of all the issued and outstanding shares of common stock of Company.

     B. Purchaser has elected to participate in the possible acquisition of
Company by and through an entity whose principals may (subject to certain conditions precedent, as shall hereinafter be set forth) be comprised of certain members of the Company's current senior management ("Big O Management"), certain participants in the Company's employee stock ownership plan ("Big O ESOP"), and
Purchaser (collectively, the "Holding Company"). Purchaser is required to make an equity contribution to the Holding Company in exchange for the issuance of shares of stock of the Holding Company. In order to make such equity contribution, Purchaser is intending to borrow funds from various lending sources ("Equity Financing") including acquiring shares of Company stock by way of giving a secured promissory note to certain existing shareholders of the
Company and rolling over such shares of Company stock into the Holding Company.
In connection with the foregoing, Purchaser desires, upon the occurrence, fulfillment and satisfaction of certain conditions precedent as shall hereinafter be set forth, to purchase and acquire the Shares.
The Holding
Company has entered into an Agreement and Plan of Merger with the Company a copy of which attached hereto as EXHIBIT A (the "Merger Agreement").

     C. Each limited partner of Purchaser that owns one or more duly franchised Big O Tire retail store (a "Dealer") is required to execute a purchase commitment agreement with the Company whereby each such Dealer agrees

                                      - 4 -
to purchase a minimum number of tire units from the Company for a six and one quarter (6.25) year period commencing as of the date of the consummation of the
Merger pursuant to the Merger Agreement (the "Purchase Commitment"). In connection therewith, during the term of the Purchase Commitment, each such
Dealer is required to make a mandatory additional capital contribution to purchase equal to One Dollar ($1.00) for each tire unit purchased from Company
(the "Tire Contribution").

     D. Subject to the terms an conditions as shall hereinafter be set forth, Seller is willing to transfer and convey the Shares to Purchaser.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                           AGREEMENT

I.     PURCHASE AND SALE OF SHARES.

     1.1 AGREEMENT TO PURCHASE AND SELL. On the "Closing Date" (as defined in SECTION 1.2 below), and upon the terms and subject to each and every condition precedent set forth in this Agreement, Seller shall sell, assign, transfer, convey and deliver the Shares to Purchaser or its designee and
Purchaser shall purchase, acquire and accept the Shares from Seller.

     1.2 Seller and Purchaser intend that the "Closing Date" of the purchase and sale of the Shares shall take place at the Offices of Gibson, Dunn &
Crutcher, 1801 California Street, Suite 4200, Denver, Colorado,
80202, on the
date upon which the plan of merger pursuant to the terms of the Merger Agreement shall have been fully and completely consummated or at such other time, place, and date as the parties hereto shall agree in writing ("Closing Date").
Provided further, it is expressly understood and agreed by Seller and Purchaser that the Closing Date shall not occur unless and until (1) the plan of merger pursuant to the Merger Agreement is fully and completely consummated and (2)
each and every condition precedent set forth in SECTIONS 7 and 8 of this
Agreement shall have been satisfied and fulfilled or waived by the party who holds such waiver right. On the Closing Date, Seller shall transfer and convey to the Purchaser the Shares.

     In the event the Closing Date does not occur on or before February 28,

                                      - 5 -
1996, and the parties have not otherwise agreed in writing to extend the Closing
Date, this Agreement shall be null and void and have no further force and effect, except that the provisions of SECTIONS 6, 9, and 10 shall survive such termination. Provided that, to the extent any provision of this Agreement is required to survive for purposes of the indemnification obligations of each party to the other pursuant to the provisions of SECTION 9 hereof, such provisions shall survive such termination. Provided further, such termination shall not relieve any party of its liability for any misrepresentation, default or breach of this Agreement.

     1.3     Purchase Price.  The Purchase Price for the Shares
("Purchase
Price") shall be the sum of
____________________________________________ Dollars
($_________) (which represents
________________________________________
(_______) Shares at Sixteen and 50/100 Dollars ($16.50 per Share) which shall be paid by Purchaser to Seller at the Closing Date as follows:

          [1.3.1          Purchaser shall pay to Seller in cash
or equivalent,
an amount equal to _______________________ Dollars ($__________)
(the "Cash
Portion"), which Cash Portion shall, at the sole election of Purchaser be paid
(1) as part of the "Merger Consideration" (as such term is defined in Section
1.5(a) of the Merger Agreement) or (2) by Purchaser simultaneously with the consummation of the plan of merger (as specified in Section 1.3 of the Merger
Agreement).

          1.3.2 The balance of the Purchase Price, equal to the sum
____________________________  Dollars ($________) shall be paid pursuant to the
terms of a secured promissory note in the form attached hereto as EXHIBIT B (the
"Note"). The Note shall be fully amortized over a six (6)-year period, commencing immediately following the Closing Date. Interest on the unpaid principal shall bear interest at the rate of _____ percent (___%) per annum, and the Note shall be payable in seventy-two (72) equal monthly installments over the six (6)-year amortized term commencing on the first day of the month following the Closing Date and on the first day of each and every month thereafter during the amortized period. The Note shall be secured by Purchaser granting Seller a security interest in that portion of Purchaser's shareholdings

                                      - 6 -
in the Holding Company in the same ratio as the total sum of the Note bears to the total of Purchaser's Equity Financing pursuant to the terms and provisions of that certain Security and Pledge Agreement in the form attached hereto as
EXHIBIT C; and by Purchaser assigning as collateral that portion of the aggregate of the Dealers' Purchase Commitments in the same ratio as the total sum of the Note bears to the total of Purchaser's Equity Financing. Purchaser will take all necessary steps to perfect the security interest as granted and assign as collateral said portion of the Purchase Commitments.


2. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Purchaser that each and every statement contained in this SECTION 2 is correct an complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     2.1 ORGANIZATION/GOOD STANDING. [IF AN ENTITY: Seller is a
______________, duly organized, validly existing and in good standing under the laws of the State of __________________, has all requisite partnership/corporate power to own and operate its properties and assets and to carry on its business as it is now being conducted.] Seller has the full right, power and authority and all action has been taken as shall be necessary and required to consummate the transactions contemplated hereby.

     2.2     AUTHORITY.      Seller, or if not Seller, the person
who has signed
this document on behalf of Seller, has the full power, authority and capacity to sign and deliver this Agreement and to take all necessary action on behalf of
Seller as shall be necessary and required to consummate the transactions contemplated hereby.

     2.3 BINDING OBLIGATION OF SELLER. This Agreement constitutes the legally binding obligation of Seller in accordance with the terms and provisions hereof, subject as to its enforceability to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or effecting creditors' rights, generally and to the general principals of equity.

     2.4     TITLE TO THE SHARES.  Seller owns and holds the
Shares beneficially
and of record, free and clear of any liens, claims, encumbrances or restrictions

                                      - 7 -
of any kind or nature whatsoever and, upon delivery of and payment of the
Purchase Price for the Shares as herein provided, Seller shall convey to
Purchaser valid title thereto, free and clear of any liens, claims, security interests, encumbrances or restrictions of any nature or description.

     2.5 NO PREEMPTIVE OR OTHER RIGHTS. No person has any right of first refusal, any preemptive or other rights and there are no rights or restrictions under the terms and provision of any agreement to which Seller is subject or otherwise a party which would prohibit, preclude or otherwise affect the sale and transfer of the Shares to Purchaser as contemplated by the terms and provisions of this Agreement.

     2.6 COMPLIANCE. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated hereby, nor compliance by Seller with respect to any of the provisions hereof will:
(1) violate, conflict with or result in the breach of any provision of, or constitute a default (or an event which with notice or lapse of time are both would constitute a default) under, or result in the termination of, or accelerate the performance by, or result in a right of termination or acceleration under, or result in a creation of any liens, security interest, charge or encumbrance upon any of the properties or assets of Seller, under any of the terms or provisions of [(i) the (partnership agreement) (articles of incorporation or bylaws) of Seller or] (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease agreement, executory contract or arrangement or other instrument or obligation to which Seller is a party or to which it or any of its properties or assets may be otherwise subject or bound;
or (2) subject to Seller's obligations to take all necessary steps to comply with the statutes or regulations referred to in the last sentence of this paragraph, violate any judgment, ruling, writ, injunction, decree, statute, rule or regulation applicable to Seller, or any of its respective properties or assets. Other than in connection with Seller's obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, or any similar successor, federal statute and the rules and regulations thereunder, all as the same, shall be in effect from time-to-time ("Exchange Act"), the

                                      - 8 -
Securities Act
of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time-to-time
("Securities Act"), the "take-over" or "blue sky" laws of the various states, the Hart-Scott-Rodino Antitrust Improvement Acts of 1976 and the rules and regulations thereunder ("Hart-Scott-Rodino Act") and any required foreign regulatory approvals, no notice to, filing with, or authorization, consent or approval of any domestic or foreign public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

     2.7 SUBSIDIARIES. Seller does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. Seller is not a participant in any joint venture, partnership, or similar arrangement.

     2.8 BROKERS AND FINDERS. Seller has not engaged any broker, finder or investment banker in connection with this Agreement or the transactions contemplated hereby.

     2.9 PROXY STATEMENT/SCHEDULE 13(D). None of the information supplied or to be supplied by Seller or any of its agents, representatives or affiliates for inclusion, or included or incorporated by reference in (a) any proxy statements filed by the Company with the Securities and Exchange Commission (the
"Commission") or any amendment or supplement thereto, (b) any
Schedule 13(D) or
any amendment or supplement thereto filed by Seller, Purchaser, the Holding
Company or Company, or any of its agents, representatives or affiliates, or
(c) any other documents to be filed with the Commission, or any other regulatory agency in connection with the transactions contemplated hereby by Seller,
Purchaser, the Holding Company or Company, or any of its agents, representatives or affiliates, will, insofar as such Schedule 13(D) and documents relate to
Seller, its affiliates, agents and representatives, at the respective time such
Schedule 13(D) and documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Schedule 13(D) and any

                                      - 9 -
related documents required in connection with the transactions contemplated hereunder, will comply as to form and all material respects with the requirements of law insofar as such Schedule 13(D) and documents relate to
Seller, its affiliates, agents and representatives.

     2.10 PERMITS. Seller has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely effect
Seller's ability to perform its obligations under this Agreement; and believes it can obtain, without undue burden or expense, any similar authority. Seller is not in default under in any material respect under any such franchises, permits, licenses or similar authority.

     2.11 LITIGATION. There is no suit, action, proceeding or investigation pending or currently threatened against Seller or any of its affiliates, agents or representatives that questions the validity of this Agreement or any documents, instruments or ancillary agreements in connection therewith, or the right of Seller to sell and convey the Shares and enter into such agreements or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate in any material adverse change in the assets, business or property, prospects or financial condition of Seller, or in any material change in the current equity ownership of Seller. Seller is not a party, or to the best of its knowledge, named in any order, writ, injunction, judgment, or decree of any court, government agency or instrumentality. There is no action, suit or proceeding by Seller currently pending or that Seller currently intends to initiate.

     2.12 ACCURACY OF INFORMATION. Except to the extent of any subsequent correction or supplement with respect thereto prior to the date hereof, the written statements, certificates, schedules, lists or any other written information furnished by or on behalf of Seller to Purchaser in connection with this Agreement, when considered as a whole, do not contain and will not contain any untrue statement of any material fact; and do not omit or will not omit to state a material fact necessary in order to make the statements herein or therein in light of the circumstances in which they were made, not misleading.

                                     - 10 -
Each document delivered by Seller to Purchaser is a true and complete copy of such document, unmodified except by another document delivered to Purchaser.
Notwithstanding the foregoing, a mere inclusion on any particular items of information or statement of fact and any such written information furnished by or on behalf of Seller in connection with this Agreement, even if coupled with a representation or warranty to the effect that such written information is inclusive of all material information or statements of fact with respect to the subject matter thereof, shall not, without more, give rise to any implication or constitute any admission that such particular items or statements are material.
Provided, however, Seller agrees to disclose to Purchaser any such material facts and information with respect to the foregoing within its knowledge.

     2.13 INVESTMENT INTENT. With respect to the Note being given by
Purchaser to Seller as [partial] consideration for the Purchase Price, Seller hereby acknowledges, confirms and represents that in accepting the Note as
[partial] consideration for payment of the Purchase Price and for payment of the
Reimbursement, the Note is being acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof and that Seller has no present intention of selling, assigning, transferring, conveying or granting any participation in or otherwise distributing the Note. Seller further acknowledges and confirms that it does not have any contract, undertaking, agreement or other arrangement with any person to sell, transfer, assign or grant participation to any such person or to any third party with respect to the Note.

     2.14 RELIANCE UPON SELLER'S REPRESENTATIONS. Seller acknowledges and understands that the Note is not being registered under the Securities Act on the ground that the sale and transfer provided for in this Agreement with respect to the Note and the issuance of the Note hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and that the Purchaser's reliance on such exemption is predicated on Seller's representations as set forth herein.

     2.15 RECEIPT OF INFORMATION. Seller believes that it has received all of the information it considers necessary or appropriate for

                                     - 11 -
deciding whether to
accept the Note as partial consideration for the Purchase Price. Seller further represents that it has had an opportunity to ask questions, receive answers and information from the Purchaser regarding the business, assets and properties, prospects and financial condition of Purchaser and to obtain additional information (to the extent Purchaser possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Seller or to which Seller had access. The foregoing, however, does not limit or modify the representations and warranties of Purchaser provided in SECTION 3 of this Agreement, nor the right of Seller to rely upon such representations and warranties.

     2.16 RESTRICTED SECURITIES. Seller acknowledges and understands that in accepting the Note as [partial] consideration for the Purchase Price, the
Note is characterized as "Restricted Securities" under applicable Federal securities laws, inasmuch as it is being acquired from Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations, such securities may be sold without registration under the Securities Act, only in limited circumstances. In this connection, Seller represents that it is familiar with Securities Exchange Commission Rule 144, as promulgated by the Commission under the Securities Act as such Rule 144 may be amended from time to time or any similar successor rule that may be promulgated by the Commission, and understands the resale limitations imposed thereby and by the Securities Act.

     2.17 INVESTMENT EXPERIENCE. Seller represents that it is experienced in evaluating and investing in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acceptance of the Note as partial consideration for the Purchase Price. Seller further represents that it has not been organized for the purpose of entering into this transaction or otherwise agreeing to the terms of the purchase and sale of the Shares pursuant to the terms, conditions and provisions of this Agreement, without limitation, accepting the Note as partial consideration for the Purchase

                                     - 12 -
Price.

     2.18     ACCREDITED INVESTOR.

          2.18.1 The term "Accredited Investor" as defined in Rule 501(a) of
Regulation D of the Securities Act means:

               (a)     a person or entity who is a general
partner, director or
executive officer and/or executive officer, director or general partner of the general partner of Purchaser;

               (b) any bank as defined in Section 3(a)(2) of the Securities
Act or any savings and loan association or other institution as defined in
Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity, any broker or dealer register pursuant to
Section 15 of the
Exchange Act; any insurance company as defined in Section 2(13) of the
Securities Act; any investment company registered under the Investment Company
Act of 1940 or a business development company as defined in
Section 2(a)(48) of
that Act; any Small Business Investment Company licensed by the U.S. Small
Business Administration under Section 301(c) or (d) of the Small
Business
Investment Act of 1958, any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of Five Million Dollars ($5,000,000); any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of
1974, if the investment decision is made by a plan fiduciary, as defined in
Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of Five Million Dollars ($5,000,000), or if a self-directed plan, with investment decisions made solely by persons that are
Accredited Investors;

               (c) any private business development company as defined in
Section 202(a)(22) of the Investment Advisors Act of 1940;

               (d)     any organizations described in Section
501(c)(3) of the
Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership not formed for the specific purposes of acquiring the securities

                                     - 13 -
offered, with total assets in excess of Five Million Dollars
($5,000,000);

               (e)     any natural person who individual net
worth, or joint net
worth with that persons spouse at the time of its purchase exceeds One Million
Dollars ($1,000,000);

               (f) any natural person who had an individual income in excess of Two Hundred Thousand Dollars ($200,000) in each of the two most recent years or joint income with that person's spouse in excess of Three Hundred Thousand
Dollars ($300,000) in each of those years and has a reasonable expectation of reaching the same income level in the current year;

               (g) any trust with total assets in excess of Five Million
Dollars ($5,000,000), not formed for the specific purposes of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in such financial and business matters, that he/she is capable of evaluating the merits and risks of the prospective investment; or

               (h) any entity in which all the equity owners are Accredited
Investors.

          As used in SECTION 2.18.1, the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining the person's net worth, the principal residence owned by an individual should be valued at the fair market value, including the costs of improvements, net of current encumbrances. As used in this SECTION 2.18.1, "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, Seller should consider whether it should add any or all of the following items to its adjusted gross income for income tax purposes in order to reflect more accurately its actual economic income: any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh Retirement Plan and alimony payments.

          2.18.2 Seller further represents to Purchaser that it is an
Accredited Investor.

     2.19 LEGEND ON NOTE. It is acknowledged, understood and agreed that

                                     - 14 -
the Note shall bear the following legends.

               (a)     "THESE SECURITIES HAVE NOT BEEN REGISTERED
UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD,
TRANSFERRED, ASSIGNED,
PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH
ACT, OR UNLESS
PURCHASER HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE,
SATISFACTORY TO
PURCHASER AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT
REQUIRED, OR UNLESS
SOLD PURSUANT TO RULE 144 OF SUCH ACT"; and

               (b)     Any legend required by the laws of the
State of
California or any other applicable state laws.

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller that each and every statement contained in this SECTION 3 is correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

     3.1 ORGANIZATION/GOOD STANDING. Purchaser is a California limited partnership, duly organized, validly existing and in good standing under the laws of the State of California, has all requisite partnership power to own and operate its properties and assets and to carry on its business as it is now being conducted. Purchaser has the full power and authority and all partnership and related action has been taken as shall be necessary and required to consummate the transaction contemplated hereby.

     3.2     AUTHORITY.      Big O Tire Dealers of America, a
California
nonprofit mutual benefit corporation, as the general partner of Purchaser, has the full power, authority and capacity to sign and deliver this Agreement and to otherwise take all action on behalf of Purchaser as necessary and required to consummate the transactions contemplated hereby.

     3.3 BINDING OBLIGATION OF PURCHASER. This Agreement constitutes the legally binding obligation of Purchaser in accordance with the terms and provisions hereof, subject as to its enforceability to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or effecting creditors' rights, generally and to the general principals of equity.

     3.4 COMPLIANCE. Neither the execution and delivery of this Agreement

                                     - 15 -
by Purchaser nor the consummation of the transactions contemplated hereby, nor compliance by Purchaser with respect to any of the provisions hereof will:
(1) violate, conflict with or result in the breach of any provision of, or constitute a default (or an event which with notice or lapse of time are both would constitute a default) under, or result in the termination of, or accelerate the performance by, or result in a right of termination or acceleration under, or result in a creation of any liens, security interest, charge or encumbrance upon any of the properties or assets of Purchaser, under any of the terms or provisions of (i) the partnership agreement of Purchaser or
(ii) any material note, bond, mortgage, indenture, deed of trust, license, lease agreement, executory contract or arrangement or other instrument or obligation to which Purchaser is a party or to which it or any of its properties or assets may be otherwise subject or bound; or (2) subject to Purchaser's obligation to take all necessary steps to comply with the statutes or regulations referred to in the last sentence of this paragraph, violate any judgment, ruling, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, or any of its respective properties or assets. Other than in connection with
Purchaser's obligation to comply with the provisions of the Exchange Act, the
Securities Act, the "take-over" or "blue sky" laws of the various states, the
Hart-Scott-Rodino Act and any required foreign regulatory approvals, no notice to, filing with, or authorization, consent or approval of any domestic or foreign public body or authority is necessary for the consummation by Purchaser of the transactions contemplated by this Agreement.

     3.5 SUBSIDIARIES. Purchaser does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity; except that some or all of the limited partners of Purchaser are members of the general partner of Purchaser which is a trade organization comprised of duly franchised retail Big O Tire Store Dealers and formed for the purpose of protecting and advancing their common business interests on a united basis. Purchaser is not a participant in any joint venture, partnership, or similar arrangement.

     3.6 BROKERS AND FINDERS. Purchaser has not engaged any broker, finder

                                     - 16 -
or investment banker in connection with this Agreement or the transactions contemplated hereby, except for the engagement of KPMG Peat
Marwick LLP ("KPMG")
pursuant to those certain letter agreements dated October 18, and 19, 1994, and
May 11, 1995.

     3.7 PROXY STATEMENT/SCHEDULE 13(D). None of the information supplied or to be supplied by Purchaser or any of its agents, representatives or affiliates for inclusion, or included or incorporated by reference in (a) any
(if required) proxy statements filed by the Company with the Commission or any amendment or supplement thereto, (b) any Schedule 13(D) or any amendment or supplement thereto by Purchaser, Seller, the Holding Company or the Company, or any of its agents, representatives or affiliates, or (c) any other documents to be filed with the Commission, or any other regulatory agency in connection with the transactions contemplated hereby by Seller, Purchaser, the Holding Company or the Company, will, insofar as such Schedule 13(D) and documents relate to
Purchaser, its affiliates agents and representatives, at the respective time such Schedule 13(D) and documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Schedule 13(D) and any related documents required in connection with the transactions contemplated hereunder, will comply as to form and all material respects with the requirements of law insofar as such Schedule 13(D) and documents relate to
Purchaser, its affiliates, agents and representatives.

     3.8 PERMITS. Purchaser has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, lack of which could materially and adversely effect Purchaser's ability to perform its obligations under this Agreement and believes it can, if required in order to perform its obligations hereunder, obtain, without undue burden or expense, any similar authority. Purchaser is not in default under in any material respect under any such franchises, permits, licenses or similar authority.

     3.9 LITIGATION. There is no suit, action, proceeding or investigation

                                     - 17 -
pending or currently threatened against Purchaser or any of its affiliates, agents or representatives that questions the validity of this Agreement or any documents, instruments or ancillary agreements in connection therewith, or the right of Purchaser to enter into such agreements or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate in any material adverse change in the assets, business or properties, prospects or financial condition of Purchaser, or in any material change in the current equity ownership of Purchaser. Purchaser is not a party, or to the best of its knowledge, named in any order, writ, injunction, judgment, or decree of any court, government agency or instrumentality. There is no action, suit or proceeding by Purchaser currently pending or that
Purchaser currently intends to initiate.

     3.10 ACCURACY OF INFORMATION. Except to the extent of any subsequent correction or supplement with respect thereto prior to the date hereof, the written statements, certificates, schedules, lists or any other written information furnished by or on behalf of Purchaser to Seller in connection with this Agreement, when considered as a whole, do not contain and will not contain any untrue statement of any material fact; and do not omit or will not omit to state a material fact necessary in order to make the statements herein or therein in light of the circumstances in which they were made, not misleading.
Each document delivered by Purchaser to Seller is a true and complete copy of such document, unmodified except by another document delivered to Seller.
Notwithstanding the foregoing, a mere inclusion on any particular items of information or statement of fact and any such written information furnished by or on behalf of Purchaser in connection with this Agreement, even if coupled with a representation or warranty to the effect that such written information is inclusive of all material information or statements of fact with respect to the subject matter thereof, shall not, without more, give rise to any implication or constitute any admission that such particular items or statements are material.
Provided, however, Purchaser agrees to disclose to Seller any such material facts and information with respect to the foregoing within its knowledge.

4.     COVENANTS OF SELLER.  Seller hereby covenants and agrees

                                     - 18 -
as follows:

     4.1 NEGATIVE COVENANTS. During the period commencing as of the date of this Agreement and ending on the Closing Date, except as otherwise expressly provided herein, Seller shall not (1) issue, grant, sell or enter into any options, warrants, agreements, conversion rights, rights of first refusal, preemptive rights, or other rights to subscribe for, purchase or otherwise acquire the Shares; (2) create any material lien, charge, security interest, claim or encumbrance upon any of the Shares; (3) deed, sell, transfer, assign, license or otherwise dispose of any of the Shares; or (4) otherwise take any action which would materially effect its ability to perform its obligations under this Agreement.

     4.2     COMPLIANCE, CONSENTS AND APPROVALS.  Seller shall
(1) comply with
and obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities (including, without limitation, such compliances, consents, waivers, authorizations and approvals as necessary or required under the Exchange Act, the Securities Act, the "take over" or "blue sky" laws of the various states and the Hart-Scott-Rodino Act) and of all other persons, firms, partnerships, or corporations required in connection with the execution, delivery and performance by Seller of each and every term, condition and provision of this Agreement; and (2) diligently assist and cooperate with
Purchaser in preparing and filing all documents required to be submitted by
Purchaser to any governmental or regulatory authority in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to Purchaser all information concerning Seller which, in the reasonable opinion of counsel to Purchaser, is required to be included into the documents) and in obtaining any governmental and regulatory authorities, consents, waivers, authorizations or approvals which may be required to be obtained by Purchaser in connection with the transactions contemplated by this Agreement.

     4.3 NEGOTIATIONS. Following the execution of this Agreement by all parties hereto, Seller nor any one acting on behalf of Seller, shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with,

                                     - 19 -
or provide any information to any person, firm, or other entity or group (other than Purchaser or its representatives) concerning any sale, assignment or transfer of the Shares or other similar transaction involving the Shares.
Seller agrees to promptly communicate to Purchaser any inquiries or communications concerning any transactions which it may receive or which it may become aware of.

5. COVENANTS OF PURCHASER. Purchaser covenants and agrees as follows:

     5.1 NEGATIVE COVENANTS. During the period commencing as of the date of this Agreement and ending on the Closing Date, except as otherwise expressly provided herein, Purchaser shall take any action which would materially effect its ability to perform its obligations under this Agreement.

     5.2     COMPLIANCE, CONSENTS AND APPROVALS.  Purchaser shall
(1) comply
with and obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities (including, without limitation, such compliances, consents, waivers, authorizations and approvals as necessary or required under the Exchange Act, the Securities Act, the "take over" or "blue sky" laws of the various states and the Hart-Scott-Rodino Act) and of all other persons, firms, partnerships or corporations required in connection with the execution, delivery and performance by Purchaser of each and every term, condition and provision of this Agreement; and (2) diligently assist and cooperate with Seller in preparing and filing all documents required to be submitted by Seller to any governmental or regulatory authority in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to Seller all information concerning Purchaser which, in the reasonable opinion of counsel to Seller, is required to be included into the documents) and in obtaining any governmental and regulatory authorities, consents, waivers, authorizations or approvals which may be required to be obtained by Seller in connection with the transactions contemplated by this Agreement.

6. CONFIDENTIALITY. Seller and Purchaser acknowledge the terms and provisions of the confidentiality letter agreement attached hereto as EXHIBIT D
(the "Confidentiality Letter Agreement") entered into by and

                                     - 20 -
between Seller and
the general partner of Purchaser, reaffirm same, and agree to be fully bound thereby; and further agree that the terms and provisions of this Agreement shall be included within the meaning of "Information" as defined in the Confidentiality Letter Agreement. For purposes of this Agreement, the term
"Party" under the Confidentiality Letter Agreement shall be deemed to include
Seller and Purchaser. In connection with the foregoing, Seller and Purchaser covenant and agree to treat and hold all Information contained in this Agreement and in an exhibit, schedule, instrument, ancillary agreement or other document relating hereto, strictly confidential, except as expressly provided otherwise in the Confidentiality Letter Agreement; and further covenant and agree to consult and confer with each other and each of their respective counsel prior to issuing any public announcement or statement with respect to this Agreement and the Plan of Merger contemplated by the Merger Agreement and any other matter relating to this Agreement.

7. CONDITIONS OF CLOSE WITH RESPECT TO SELLER. All obligations of Seller under this Agreement are subject to fulfillment, at or prior to the Closing Date of the following conditions, part or all of which may be waived by Seller only by written notice to Purchaser on or before the Closing Date.

     7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER. All representations, warranties and covenants made by Purchaser in this Agreement shall be true, correct and complete on and as of the Closing Date, the same effect as those such representations, warranties and covenants had been made on and as of the Closing Date.

     7.2 OBLIGATIONS AND CONDITIONS OF PURCHASER. Purchaser shall have performed and complied with all covenants and obligations required by it under this Agreement on or prior to the Closing Date.

     7.3 CONSENTS AND APPROVALS/QUALIFICATIONS. All compliances, consents, waivers, authorizations, permits, approvals or qualifications of any governmental authority or regulatory body of the United States or of every state
(including, without limitation, such Purchaser compliances, consents, waivers, authorizations, approvals and qualifications with respect to the Exchange Act, the Securities Act, the "take-over" or "blue sky" laws of the various states and

                                     - 21 -
the Hart-Scott-Rodino Act as specified in SECTION 5.3 hereof) required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing
Date.

     7.4 NO VIOLATION OF ORDERS, ETC. There shall not be in effect on the
Closing Date any statute, rule or regulation to create executive order, preliminary or permanent injunction or other order issued, promulgated or enacted by any federal, state or local government, or regulatory authority or court which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby; and no action or proceeding before any federal, state or local court, or governmental or regulatory authority shall be instituted or threatened by any federal, state or local government or governmental or regulatory authority or by any other person, entity or organization which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement (including without limitation, the consummation of the proposed plan of merger pursuant to the terms and provisions of the Merger Agreement) or which challenges the validity or enforceability of this Agreement or any term or provision hereof.

     7.5 PURCHASE PRICE. Purchaser shall have delivered to Seller the
Purchase Price, and all documents and instruments in connection therewith including, without limitation, the Note and the Security
Agreement.

8. CONDITIONS OF CLOSE WITH RESPECT TO PURCHASER. All obligations of
Purchaser under this Agreement are subject to fulfillment, at or prior to the
Closing Date of the following conditions, part or all of which may be waived by
Purchaser only by written notice to Seller on or before the Closing Date.

     8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. All representations and warranties and covenants made by Seller in this Agreement shall be true, correct and complete on and as of the Closing Date, the same effect as those such representations, warranties and covenants had been made on and as of the Closing Date.

     8.2 OBLIGATIONS AND CONDITIONS OF SELLER. Seller shall have performed

                                     - 22 -
and complied with all covenants and obligations required by it under this
Agreement on or prior to the Closing Date.

     8.3 CONSENTS AND APPROVALS/QUALIFICATIONS. All compliances, consents, waivers, authorizations, permits, approvals or qualifications of any governmental authority or regulatory body of the United States or of every state
(including, without limitation, such Seller compliances, consents, waivers, authorizations, approvals and qualifications with respect to the Exchange Act, the Securities Act, the "take-over" or "blue sky" laws of the various states and the Hart-Scott-Rodino Act as specified in SECTION 4.3 hereof) required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing
Date.

     8.4 PROCEEDINGS AND DOCUMENTS. All corporate, partnership and other proceedings in connection with the transactions contemplated at the Closing
(including without limitation, consummation of the proposed plan of merger pursuant to the terms of the Merger Agreement) and all documents incident thereto, shall be reasonably satisfactory in form and substance to Purchaser's counsel, which counsel shall have received all such counterpart original or certified or other copies of such documents as he/she may reasonably request or require.

     8.5 NO VIOLATION OF ORDERS, ETC. There shall not be in effect on the
Closing Date any statute, rule or regulation to create executive order, preliminary or permanent injunction or other order issued, promulgated or enacted by any federal, state or local government, or regulatory authority or court which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby; and no action or proceeding before any federal, state or local court, or governmental or regulatory authority shall be instituted or threatened by any federal, state or local government or governmental or regulatory authority or by any other person, entity or organization which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement (including without limitation, the consummation of the proposed plan of merger pursuant to the terms and provisions

                                     - 23 -
of the Merger Agreement) or which challenges the validity or enforceability of this Agreement or any term or provision hereof.

     8.6 CONSUMMATION OF PLAN OF MERGER. The consummation of all transactions necessary to consummate the plan of merger pursuant to the terms and provisions of the Merger Agreement, as amended, including, without limitation, the satisfaction of each and every condition precedent set forth in
Article VI of the Merger Agreement.

     8.7 ELEMENTS OF FINANCING. The Holding Company having obtained commitments for the required elements of financing in connection with the merger transaction contemplated under the terms and provisions of the Merger Agreement on terms and conditions satisfactory to the Holding Company in its sole discretion, including by way of example the following: (i) obtaining a commitment from a lender for the senior facility in the approximate sum of Forty
Million Dollars ($40,000,000); (ii) obtaining a commitment from a lender for a senior subdebt facility in the approximate sum of Ten Million Dollars
($10,000,000); (iii) Purchaser obtaining financing in the sum of Five Million
Dollars ($5,000,000) and having arranged to purchase and acquire shares of common stock of Company from other existing shareholders on negotiated terms by way of promissory notes substantially similar to the Note contemplated herein and cash and other property which promissory notes and cash and other property
(including the Note herein) total in the aggregate the sum of Five Million
Dollars ($5,000,000) for a total of Ten Million Dollars
($10,000,000); and
(iv) existing lenders, creditors and other obligees of the Company having agreed to the financial arrangements contemplated in connection with the proposed plan of merger pursuant to the terms and provisions of the Merger Agreement.

     8.8 APPROVAL OF BIG O ESOP. The Big O ESOP shall have provided its approval as required by the terms of the governing documents of the Big O ESOP and applicable law of the proposed plan of merger contemplated under the terms and provisions of the Merger Agreement and the terms, provisions and conditions by which the Holding Company shall be formed, structured, operated and governed, including, without limitation, having obtained a fairness opinion and appropriate approval by the employees of the Company

                                     - 24 -
participating in the Big O
ESOP; and that pursuant to the foregoing, holdings of at least eighty percent
(80%) of the shares of Common Stock of the Company owned and held by the Big O
ESOP shall have elected to roll over their existing ESOP account into investment in the securities of Holding Company pursuant to the terms and provisions of the plan of merger contemplated under the Merger Agreement.

     8.9 CERTIFICATE OF GOOD STANDING. Seller shall have delivered to
Purchaser certificates of partnership and tax good standing and legal existence of Seller as of no more than thirty (30) days prior to the Closing Date from the
Secretary of State of California.

     8.10     APPROVAL BY BOARD OF DIRECTORS OF COMPANY.  The
Board of Directors
shall have approved the Holding Company's proposed plan of merger on terms and conditions satisfactory to the Holding Company, in its sole discretion.

     8.11 SHAREHOLDER APPROVAL. The plan of merger pursuant to the terms and conditions of the Merger Agreement shall have been approved and adopted by the shareholders of the Company.

9.     INDEMNIFICATION.

     9.1 INDEMNIFICATION BY SELLER. Seller agrees to and shall indemnify, protect, defend and hold harmless Purchaser from and against and in respect of any and all claims, losses, damages, costs, expenses, obligations, charges, recoveries, and deficiencies, including interest, penalties and reasonable attorneys' fees and other related expenses (collectively, the "Seller Claims") resulting from or arising out of or relating to any inaccuracy in or breach of any representation, warranty, covenant or agreement of Seller contained in this
Agreement or in any schedule, certificate, exhibit, attachment or other instrument furnished or to be furnished by Seller pursuant to the terms and provisions of this Agreement.

     9.2 INDEMNIFICATION BY PURCHASER. Purchaser agrees to and shall indemnify, protect, defend and hold harmless Seller from and against and in respect of any and all claims, losses, damages, costs, expenses, obligations, charges, recoveries, and deficiencies, including interest penalties and reasonable attorneys' fees and other related expenses
(collectively, the

                                     - 25 -
"Purchaser Claims") resulting from or arising out of or relating to any inaccuracy in or breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement or in any schedule, certificate, exhibit, attachment or other instrument furnished or to be furnished by
Purchaser pursuant to the terms and provisions of this Agreement.


     9.3 NOTICE OF ASSERTED LIABILITY. Promptly after receipt by any party hereto ("Indemnitee") of notice of any assertion of any claim where the commencement of any action against it in respect of which Indemnitee or reimbursement may be sought hereunder (an "Assertion"), such Indemnitee shall promptly give written notice (the "Claims Notice") to the other party obligated to provide indemnification pursuant to this SECTION 9 (the "Indemnitor") of the
Assertion, but failure to so notify the Indemnitor shall not relieve such
Indemnitor of its liability to the Indemnitee hereunder. Indemnitor shall be obligated to assume the defense of such Assertion at its own expense with counsel chosen by the Indemnitor in reasonably satisfactory to the Indemnitee.
Notwithstanding that the Indemnitor shall be obligated to assume the defense of any Assertion, Indemnitee shall have the right to participate in the investigation and defense thereof, with separate counsel chosen by such
Indemnitee but in such event the fees and expenses of such counsel shall be paid by such Indemnitee unless (i) Indemnitor shall agree to pay such fees and expenses, (ii) the Indemnitor shall have failed to assume the defense of such
Assertion and to employ counsel satisfactory to such Indemnitee or (iii) in the reasonable judgment of the Indemnitee, based upon the advice of its counsel, a potential conflict of interest may exist between the Indemnitor and the
Indemnitee with respect to such Assertion (in which case, such Indemnitee notifies the Indemnitor that such Indemnitee elects to employ separate counsel at the Indemnitor's expense, the Indemnitor shall not have the right to assume the defense of such Assertion on behalf of such Indemnitee. Notwithstanding anything to the contrary in this SECTION 9.3, the Indemnitor shall not, without the prior written consent of such Indemnitee, (a) settle or compromise any action or consent to the entering of any judgment which does not include as an unconditional term thereof the delivery by the claimant or

                                     - 26 -
plaintiff to such
Indemnitee of a duly executed written release of such Indemnitee from all liability in respect of such Assertion, which release shall be satisfactory in form and substance to counsel to such Indemnitee, or (b) settle or compromise any action in a manner that, in the sole judgment of such Indemnitee or its counsel, may materially and adversely affect such Indemnitee other than as a result of money damages or other money judgments.

     9.4 SURVIVAL. The indemnification, protection, defense and hold harmless obligations of the parties contained in this SECTION 9 shall survive the closing or other termination of this Agreement.

10.     MISCELLANEOUS PROVISIONS.

     10.1     SURVIVAL OF REPRESENTATIONS, COVENANTS AND
WARRANTIES.  The
respective representations, covenants and warranties of each of the parties to this Agreement shall survive the execution and delivery of this Agreement, and the closing or other termination of this Agreement.

     10.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.
Provided, however, that nothing contained in this Agreement, whether express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     10.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied.

     10.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one instrument.

     10.5 EXPENSES. Each party shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, accountants and other professional advisors.

                                     - 27 -
     10.6 NOTICES. Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by U.S. first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such party may designate by ten (10) days advance notice to the other party:

          If to Purchaser:     Big O Tire Dealers, L.P.
                         c/o Richard P. Waxman, Esq.
                         Wendel, Rosen, Black & Dean
                         P.O. Box 2047
                         Oakland, CA  94604-2047

          With copy to:          WENDEL, ROSEN, BLACK & DEAN
                         P.O. Box 2047
                         Oakland, CA 94604-2047
                         Attn:  Richard P. Waxman, Esq.

          If to Seller:          ______________________________
                         ______________________________
                         ______________________________
                         ______________________________
                         ______________________________

          With copy to:          ______________________________
                         ______________________________
                         ______________________________
                         ______________________________

All such notices and other written communication shall be effective on the date of mailing, facsimile transfer or delivery.

     10.7 ENTIRE AGREEMENT. This Agreement together with all schedules, exhibits, attachments, instruments and documents referred to herein constitute the entire agreement among the parties and neither party shall be liable or bound to the other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

     10.8 WAIVERS, AMENDMENTS AND REMEDIES. This Agreement may be amended to, preceded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Purchaser and Seller or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercise any right power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power

                                     - 28 -
or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive in any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement among the parties herein as to which there is no inaccuracy or breach).

     10.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be unenforceable in accordance with its terms.

     10.10 HEADINGS/RECITALS/EXHIBITS. The section headings in this
Agreement are solely for convenience of reference and do not affect the meaning or interpretation of this Agreement or any term or provision hereof. The recitals set forth in the introductory paragraphs hereof and each exhibit, schedule or other attachment referred to in this Agreement and attached hereto from an integral part of this Agreement are incorporated herein by this reference and made a part hereof.

     10.11 KNOWLEDGE. Where any representation, warranty or statement contained in this Agreement or in any certificate or document delivered in connection with this Agreement is expressly qualified to the knowledge of the person making such representation, warranty or statement, it shall mean the knowledge of such person actually possesses by having made a reasonable inquiry as to the matters which are the subject thereof.

     10.12 NECESSARY ACTION. Each of the parties will use its reasonable efforts to take all actions and to do all things as shall be necessary, proper or advisable to consummate and make effective the transactions contemplated by

                                     - 29 -
this Agreement.

     10.13     TIME.  Time is of the essence of this Agreement.

     10.14     ATTORNEYS' FEES.

          (a) If any action at law is necessary to enforce or interpret the terms of this Agreement and all exhibits, schedules, instruments and documents referred to herein, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

          (b) Attorneys' fees incurred by any party to this Agreement in enforcing any judgment, order or action brought to resolve any controversy arising under this Agreement shall be recoverable by the prevailing party. Such rights to recover postjudgment attorneys' fees shall be separate and distinct from the right to recover attorneys' fees pursuant to subsection
(a) above.  The
provisions of this paragraph 10.14(b) shall be severable from all provisions of this Agreement and shall survive any judgment and shall not be deemed merged into any judgment.

     10.15     CALIFORNIA CORPORATE SECURITIES LAWS.  SALE OF THE
SECURITIES
WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED
WITH THE
COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE
ISSUANCE OF SUCH
SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE
CONSIDERATION FOR SUCH
SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL.  UNLESS THE
SALE OF
SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102
OR 25105 OF THE
CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS
AGREEMENT ARE
EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED,
UNLESS THE SALE IS
SO EXEMPT.

     IN WITNESS WHEREOF, Seller and Purchaser have caused this
Agreement to be
executed as of the date first above written.

"SELLER"                        "PURCHASER"

____________________________    BIG O DEALERS, L.P.

                                By: BIG O TIRE DEALERS OF AMERICA
By__________________________    Its: General Partner
Name:_______________________
Title:______________________

By________________________________

                                     - 30 -
                                     Wesley Stephenson
                                Its: President


By____________________________________
Name:_________________________________
Title:__________________________________


                                     - 31 -
"PURCHASER"

BIG O DEALERS, L.P.

By:  BIG O TIRE DEALERS OF AMERICA
Its:  General Partner


By____________________________________
       Wesley Stephenson
Its:  President






                                     - 32 -
                                  EXHIBIT A

                               MERGER AGREEMENT

                                  EXHIBIT B

                                     NOTE

                                   EXHIBIT C

                          SECURITY AND PLEDGE AGREEMENT

                                   EXHIBIT D

                             CONFIDENTIALITY LETTER

STOCK PURCHASE AGREEMENT








______________, 1995






                                     - 33 -